EXHIBIT 23.1
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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-06065), the Registration Statement (Form S-8 No. 333-32301), and the Registration Statement (Form S-8 No. 333-60343) and the Registration Statement (Form S-8 No. 333-42840) pertaining to the 1992 Stock Option Plan, the 1995 Equity Incentive Plan, and the 1995 Directors' Stock Option Plan, and in the Registration Statement (Form S-3 No. 33-11457), the Registration Statement (Form S-3 No. 333-36057), the Registration Statement (Form S-3 No. 333-46087), the Registration Statement (Form S-3 No. 333-86193), the Registration Statement (Form S-3 No. 333-49466) and the Registration Statement (Form S-3 No. 333-4949466) of Cellegy Pharmaceuticals, Inc. of our report dated February 9, 2001, with respect to the consolidated financial statements of Cellegy Pharmaceuticals, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000 filed with the Securities and Exchange Commission.




Palo Alto, California
February 26, 2001